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                                                                    Exhibit 23.3

                        Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 33-53252, Form S-3 No. 33-34303, Form S-3 No. 33-35301, Form S-3 No. 33-
41916, Form S-3 No. 33-82618, Form S-3 No. 33-63841, Form S-3 No. 333-06007,
Form S-8 No. 33-34304, Form S-8 No. 33-60969 and Form S-8 No. 33-63537) of
National Media Corporation of our report dated June 7, 1996, with respect to the financial statements of Suzanne Paul Holdings Pty. Limited Group included in the Current Report of National Media Corporation (Form 8-K) date July 1, 1996 filed with the Securities and Exchange Commission.


                                                  Ernst & Young
Sydney, Australia
July 12, 1996